Exhibit 99.1

Capitala Finance Corp. Announces Investment Activity and Insider Share Purchases

CHARLOTTE, N.C., January 3, 2018 -- Capitala Finance Corp. (the “Company”, “our”, or “Capitala”) (Nasdaq:CPTA) announced investment activity for the fourth quarter of 2017 as well as an increase in share ownership by insiders.

During the fourth quarter of 2017, the Company invested $34.7 million in three new portfolio companies. The investments included $31.7 million of unitranche senior secured debt yielding 11.8%, and $3.0 million of equity. In addition, the Company exited one of its equity investments resulting in a realized gain of $2.5 million.

At year-end, ownership of shares held by executive officers and members of the Board of Directors totaled approximately 9.1%, an increase of approximately 10% from September 30, 2017.

Chairman and CEO Joseph B. Alala, III, stated, “The Company had an active quarter closing several unitranche senior secured loans with an average yield of approximately 11.8%. In addition, we are pleased to have exited one of our larger equity positions at fair value. We continue to focus on investing in senior secured securities and expect additional equity monetizations in 2018. Executive officers and members of the Board of Directors continue to buy shares of the Company, collectively owning approximately 9.1% at year-end.”

The foregoing description of the Company’s investment activity during the fourth quarter of 2017 is not a comprehensive statement of our financial condition or results for the period from October 1, 2017 through December 31, 2017. Be advised that our actual results for the three months ended December 31, 2017 are not known as of January 3, 2018 and are subject to the completion of our financial closing procedures, final adjustments and other developments, including changes in interest rates or changes in the businesses to whom we have made loans, which may arise between now and the time that our financial results for the three months ended December 31, 2017 are finalized. The foregoing information has been prepared by, and is the responsibility of, management. Neither our independent registered public accounting firm nor our Board of Directors have audited, reviewed, compiled, or performed any procedures with respect to the accompanying financial data.

About Capitala Finance Corp.

Capitala Finance Corp. is a business development company that invests primarily in first and second liens, subordinated debt and, to lesser extent, equity securities issued by lower and traditional middle-market companies. The Company is managed by Capitala Investment Advisors, LLC. For more information on Capitala, or to automatically receive email notifications of Company financial information, press releases, stock alerts, or other corporate filings, please visit the Investor Relations section of our website.

About Capitala Group

Capitala Group is a leading provider of capital to lower and traditional middle market companies, through its family of credit focused funds. Since 1998, Capitala Group's managed funds have participated in over 140 transactions, representing over $1.3 billion of investments in a variety of industries throughout North America. Capitala Group manages both public capital (Capitala Finance Corp.) (Nasdaq:CPTA) and private capital (Capitala Private Credit Fund V, L.P. and CapitalSouth SBIC Fund IV, L.P.) for institutional and individual investors, and seeks to partner with strong management teams to create value and serve as long term partners.  For more information, please visit www.CapitalaGroup.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SOURCE: Capitala Finance Corp.

Capitala Finance Corp.

Stephen Arnall, Chief Financial Officer

704-376-5502

sarnall@capitalagroup.com